FORM OF AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED

INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A, effective as of [    ], 2015, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing Inc.)

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Growth Fund

Matthews Asia Dividend Fund

Matthews Pacific Tiger Fund

Matthews Asian Growth and Income Fund

Matthews Asia Science and Technology Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Dividend Fund

Matthews China Small Companies Fund

Matthews Asia Strategic Income Fund

Matthews Asia Focus Fund

Matthews Emerging Asia Fund

Matthews Asia ESG Fund

Matthews Asia Value Fund

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS		BNY MELLON INVESTMENT SERVICING (US) INC.

By:		By:
Name:	William J. Hackett	Name:
Title:	President	Title:
Date:	[ ], 2015	Date:	[ ], 2015